COMPANY CONTACTS

Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2020 RESULTS
BETHESDA, Maryland, Thursday, August 6, 2020 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter ended June 30, 2020.
“As we expected, the second quarter was significantly impacted by the dramatic decline in travel demand caused by COVID-19. I want to extend my gratitude to our team for continuing to execute on our action plan and identifying new and efficient ways to operate our hotels. These actions resulted in mitigating our cash burn rate to beat our initial expectations. Additionally, DiamondRock improved its already solid balance sheet by successfully closing on two key agreements with lenders to obtain financial covenant waivers on corporate debt and extend our only mortgage maturity in 2020 to 2022,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “We eagerly look forward to emerging on the other side of this pandemic and welcoming back customers to our hotels. In the meantime, we will continue to prioritize the health and safety of our employees and guests and take prudent steps to reopen properties as demand improves.”

Second Quarter 2020 Highlights:

•
Hotel Operations: The Company suspended operations at 20 of its 30 previously operating hotels (which excludes Frenchman's Reef) for at least some portion of the second quarter under governmental orders or due to lack of travel demand. The Company reopened 12 hotels during the second quarter as governmental orders were modified or lifted and leisure demand increased. Subsequent to June 30, 2020, the Company reopened three additional hotels and now has 25 of its 30 operating hotels open.

•	Net Loss: Net loss was $73.4 million and loss per diluted share was $0.36.

•	Comparable Revenues: Comparable total revenues decreased 92.1% from the comparable period of 2019.

•	Comparable RevPAR: RevPAR decreased 92.8% from the comparable period of 2019.

•	Adjusted EBITDA: Adjusted EBITDA was ($37.0) million, a decrease of $118.1 million from 2019.

•	Adjusted FFO: Adjusted FFO was ($41.0) million and Adjusted FFO per diluted share was ($0.20).

•	Debt Modifications: The Company successfully completed amendments to the agreements for its $400 million revolving credit facility and $400 million in unsecured term loans, which provided waivers of financial covenants through the first quarter of 2021. The Company also refinanced its only material near-term debt maturity, the mortgage loan secured by the Salt Lake City Marriott Downtown.

•
Liquidity: As of June 30, 2020, the Company's liquidity was $363.9 million, comprised of $87.8 million of unrestricted corporate cash, $25.1 million of unrestricted cash at its hotels and $251.0 million of capacity on the Company’s revolving credit facility.

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results exclude Frenchman's Reef for all periods presented due to the closure of the hotel. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended June 30, 2020, the Company reported the following:

	Second Quarter
	2020	2019	Change
Comparable Operating Results (1)
ADR	$175.74	$250.23	(29.8)%
Occupancy	8.5%	83.1%	(74.6)%
RevPAR	$14.99	$208.02	(92.8)%
Total RevPAR	$23.33	$295.39	(92.1)%
Revenues	$20.4 million	$257.9 million	(92.1)%
Hotel Adjusted EBITDA	($30.4) million	$88.3 million	(134.4)%
Hotel Adjusted EBITDA Margin	(148.99)%	34.26%	(18,325) basis points
Available Rooms	873,676	873,145	531 rooms

Actual Operating Results
Revenues	$20.4 million	$257.9 million	(92.1)%
Net loss/income	($73.4) million	$29.1 million	($102.5) million
Loss/Earnings per diluted share	($0.36)	$0.14	($0.50)
Adjusted EBITDA	($37.0) million	$81.1 million	($118.1) million
Adjusted FFO	($41.0) million	$65.1 million	($106.1) million
Adjusted FFO per diluted share	($0.20)	$0.32	($0.52)
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented and does not adjust for hotels that have suspended operations.

For the six months ended June 30, 2020, the Company reported the following:

	Year to Date
	2020	2019	Change
Comparable Operating Results (1)
ADR	$211.29	$234.48	(9.9)%
Occupancy	33.8%	78.2%	(44.4)%
RevPAR	$71.48	$183.30	(61.0)%
Total RevPAR	$108.95	$265.08	(58.9)%
Revenues	$190.4 million	$460.3 million	(58.6)%
Hotel Adjusted EBITDA	($12.5) million	$135.5 million	(109.2)%
Hotel Adjusted EBITDA Margin	(6.59)%	29.43%	(3,602) basis points
Available Rooms	1,747,276	1,736,409	10,867 rooms

Actual Operating Results
Revenues	$190.4 million	$460.3 million	(58.6)%
Net loss/income	($108.1) million	$38.1 million	($146.2) million
Loss/Earnings per diluted share	($0.53)	$0.19	($0.72)
Adjusted EBITDA	($25.2) million	$130.2 million	($155.4) million
Adjusted FFO	($32.6) million	$107.1 million	($139.7) million
Adjusted FFO per diluted share	($0.16)	$0.53	($0.69)
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented and does not adjust for hotels that have suspended operations.

COVID-19 Pandemic

In response to the COVID-19 pandemic, the Company has taken the following aggressive actions at the property and corporate levels.

•
In coordination with its hotel operators, the Company suspended operations at 20 of its hotels throughout March and April 2020. The Company reopened 12 hotels during the second quarter. Subsequent to June 30, 2020, the Company reopened three additional hotels and now has 25 of its 30 previously operating hotels open.

•	The Company has developed and implemented action plans with its hotel operators to significantly reduce operating costs at each of its hotels.

•	The Company has canceled or deferred over 65% of its capital expenditures planned for the remainder of 2020.

•	The Company has paused the rebuild of Frenchman's Reef, which the Company had expected to open as two separate hotels in late 2020.

•
The Company has suspended its quarterly dividend commencing with the first quarter dividend that would have been paid in April 2020. The Company expects to pay a dividend in January 2021 sufficient to cover 100% of its taxable income, if any, for the year ending December 31, 2020.

•
On June 9, 2020, the Company finalized amendments to the credit agreements for its $400 million revolving credit facility and $400 million in unsecured term loans. The amendments include a waiver of the quarterly-tested financial covenants through the first quarter of 2021 and modified covenants thereafter through the fourth quarter of 2021.

•
On June 25, 2020, the Company refinanced its only material near-term debt maturity by closing on a $48.0 million mortgage loan secured by the Salt Lake City Marriott Downtown. The loan proceeds were used to repay the existing $52.5 million mortgage loan secured by the Salt Lake City Marriott Downtown that was scheduled to mature in November 2020, with the balance funded by corporate cash on hand.

The following table identifies each of the Company's hotels that has suspended operations and the date of reopening, if applicable:

Property	# of Rooms	Date of Suspension	Date of Reopening
Cavallo Point, The Lodge at the Golden Gate	142	3/17/2020	6/24/2020
Courtyard Denver Downtown	177	3/20/2020	6/1/2020
Vail Marriott Mountain Resort & Spa	344	3/20/2020	6/12/2020
The Lodge at Sonoma Renaissance Resort & Spa	182	3/21/2020	7/1/2020
JW Marriott Denver at Cherry Creek	199	3/22/2020	6/1/2020
Havana Cabana Key West	106	3/23/2020	6/1/2020
Hilton Boston Downtown/Faneuil Hall	403	3/23/2020	7/31/2020
Hotel Emblem San Francisco	96	3/23/2020	6/26/2020
Barbary Beach House Key West	184	3/23/2020	6/1/2020
The Landing Resort & Spa	82	3/23/2020	6/5/2020
Westin Boston Waterfront	793	3/25/2020	-
Courtyard New York Manhattan/Fifth Avenue	189	3/27/2020	-
Hilton Garden Inn New York Times Square Central	282	3/29/2020	-
The Lexington Hotel New York City	725	3/29/2020	-
Hilton Burlington	258	3/31/2020	7/16/2020
Hotel Palomar Phoenix	242	3/31/2020	6/21/2020
Orchards Inn Sedona	70	3/31/2020	5/15/2020
The Gwen Chicago	311	3/31/2020	6/10/2020
Renaissance Charleston Historic District	166	4/6/2020	5/14/2020
Chicago Marriott Downtown Magnificent Mile	1,200	4/10/2020	-

The timing of reopening the five remaining hotels will depend primarily on federal, state, and local government guidance, health official recommendations and market demand. The Company currently anticipates reopening these hotels later this year. The Company will continue to aggressively asset manage its hotels and carefully assess staffing needs, cleanliness and safety protocols, business mix and other initiatives.

Capital Expenditures

The Company invested approximately $12.2 million and $31.8 million in capital improvements at its operating hotels during the three and six months ended June 30, 2020, respectively. Due to the COVID-19 pandemic, the Company has canceled or deferred a significant portion of the planned capital improvements at its operating hotels. The Company currently expects to spend approximately $50.0 million on capital improvements at its operating hotels during 2020. Additionally, the Company has paused the rebuild of Frenchman's Reef. The Company spent approximately $37.7 million on the rebuild of Frenchman's Reef during the six months ended June 30, 2020.

Balance Sheet and Liquidity

As of June 30, 2020, the Company's liquidity was $363.9 million, comprised of $87.8 million of unrestricted corporate cash, $25.1 million of unrestricted cash at its hotels and $251.0 million of capacity on its senior unsecured credit facility. As of June 30, 2020, the Company had $1.2 billion of total debt outstanding, which consisted of $605.0 million of property-specific mortgage debt, $400.0 million of unsecured term loans and $149.0 million outstanding on its $400.0 million senior unsecured credit facility. The Company has no material debt maturities until 2022.

Guidance
Given the high level of uncertainty surrounding the COVID-19 pandemic and its effect on hotel demand, the Company previously withdrew full year 2020 guidance originally issued on February 20, 2020 and is not providing updated guidance at this time.

Earnings Call
The Company will host a conference call to discuss its second quarter results on Friday, August 7, 2020, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 4445689. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef. These risks include, but are not limited to: the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness and its ability to obtain covenant waivers on its credit agreements for its senior unsecured credit facility and unsecured term loans; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS	(unaudited)
Property and equipment, net	$3,029,905	$3,026,769
Right-of-use assets	97,242	98,145
Restricted cash	36,359	57,268
Due from hotel managers	62,129	91,207
Prepaid and other assets (1)	24,795	29,853
Cash and cash equivalents	87,837	122,524
Total assets	$3,338,267	$3,425,766
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$605,034	$616,329
Unsecured term loans, net of unamortized debt issuance costs	398,267	398,770
Senior unsecured credit facility	148,985	75,000
Total debt	1,152,286	1,090,099

Deferred income related to key money, net	11,144	11,342
Unfavorable contract liabilities, net	66,412	67,422
Deferred rent	54,186	52,012
Lease liabilities	103,588	103,625
Due to hotel managers	80,524	72,445
Distributions declared and unpaid	138	25,815
Accounts payable and accrued expenses (2)	63,424	81,944
Total liabilities	1,531,702	1,504,704
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 199,516,435 and 200,207,795 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,995	2,002
Additional paid-in capital	2,082,601	2,089,349
Accumulated deficit	(286,198)	(178,861)
Total stockholders’ equity	1,798,398	1,912,490
Noncontrolling interests	8,167	8,572
Total equity	1,806,565	1,921,062
Total liabilities and equity	$3,338,267	$3,425,766

(1) Includes $10.7 million of insurance receivables as of December 31, 2019, $11.1 million and $9.8 million of prepaid expenses and $13.7 million and $9.4 million of other assets as of June 30, 2020 and December 31, 2019, respectively.

(2) Includes $28.7 million of deferred tax liabilities, $17.8 million and $18.9 million of accrued property taxes, $5.2 million and $13.1 million of accrued capital expenditures and $11.7 million and $21.2 million of other accrued liabilities as of June 30, 2020 and December 31, 2019, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rooms	$13,099	$181,629	$124,900	$318,282
Food and beverage	3,038	60,714	46,943	111,179
Other	4,242	15,575	18,531	30,832
Total revenues	20,379	257,918	190,374	460,293
Operating Expenses:
Rooms	7,143	42,922	42,796	81,741
Food and beverage	4,715	36,456	35,802	69,606
Management fees	(78)	7,317	3,399	12,657
Franchise fees	793	7,208	6,589	13,067
Other hotel expenses	40,720	81,319	118,563	156,798
Depreciation and amortization	28,783	29,335	58,883	58,331
Corporate expenses	6,826	7,403	12,383	14,467
Business interruption insurance income	—	—	—	(8,822)
Total operating expenses, net	88,902	211,960	278,415	397,845

Interest and other (income) expense, net	(150)	(105)	249	(408)
Interest expense	11,629	12,418	32,847	24,080
Total other expenses, net	11,479	12,313	33,096	23,672
(Loss) income before income taxes	(80,002)	33,645	(121,137)	38,776
Income tax benefit (expense)	6,615	(4,571)	13,058	(722)
Net (loss) income	(73,387)	29,074	(108,079)	38,054
Less: Net loss (income) attributable to noncontrolling interests	605	(114)	738	(149)
Net (loss) income attributable to common stockholders	$(72,782)	$28,960	$(107,341)	$37,905
(Loss) earnings per share:
Net (loss) income per share available to common stockholders - basic	$(0.36)	$0.14	$(0.53)	$0.19
Net (loss) income per share available to common stockholders - diluted	$(0.36)	$0.14	$(0.53)	$0.19

Weighted-average number of common shares outstanding:
Basic	200,797,317	202,405,507	201,002,576	202,610,178
Diluted	200,797,317	202,900,639	201,002,576	203,106,490

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•
Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(73,387)	$29,074	$(108,079)	$38,054
Interest expense	11,629	12,418	32,847	24,080
Income tax (benefit) expense	(6,615)	4,571	(13,058)	722
Real estate related depreciation and amortization	28,783	29,335	58,883	58,331
EBITDA/EBITDAre	(39,590)	75,398	(29,407)	121,187
Non-cash lease expense and other amortization	1,708	1,784	3,458	3,499
Professional fees and pre-opening costs related to Frenchman's Reef (1)	122	3,700	(175)	5,067
Hotel manager transition costs (2)	334	171	561	468
Severance costs (3)	393	—	393	—
Adjusted EBITDA	$(37,033)	$81,053	$(25,170)	$130,221

(1)
Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)
Three months ended June 30, 2020 consists of manager transition costs of $0.3 million related to the Westin Boston Waterfront Hotel. Six months ended June 30, 2020 consists of manager transition costs of $1.1 million related to the L'Auberge de Sedona, Orchards Inn Sedona and the Westin Boston Waterfront Hotel and a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West franchise agreement. Three months ended June 30, 2019 consist of $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Six months ended June 30, 2019 consists of $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem and $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center.

(3)
Three and six months ended June 30, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(73,387)	$29,074	$(108,079)	$38,054
Interest expense	11,629	12,418	32,847	24,080
Income tax (benefit) expense	(6,615)	4,571	(13,058)	722
Real estate related depreciation and amortization	28,783	29,335	58,883	58,331
EBITDA	(39,590)	75,398	(29,407)	121,187
Corporate expenses	6,826	7,403	12,383	14,467
Interest and other (income) expense, net	(150)	(105)	249	(408)
Professional fees and pre-opening costs related to Frenchman's Reef (1)	122	3,700	(175)	5,067
Hotel EBITDA	(32,792)	86,396	(16,950)	140,313
Non-cash lease expense and other amortization	1,708	1,784	3,458	3,499
Severance costs	393	—	393	—
Hotel manager transition costs (2)	334	171	561	468
Hotel Adjusted EBITDA	$(30,357)	$88,351	$(12,538)	$144,280

(1)
Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)
Three months ended June 30, 2020 consists of manager transition costs of $0.3 million related to the Westin Boston Waterfront Hotel. Six months ended June 30, 2020 consists of manager transition costs of $1.1 million related to the L'Auberge de Sedona, Orchards Inn Sedona and the Westin Boston Waterfront Hotel and a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West franchise agreement. Three months ended June 30, 2019 consist of $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Six months ended June 30, 2019 consists of $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem and $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center.

(3)
Three and six months ended June 30, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(73,387)	$29,074	$(108,079)	$38,054
Real estate related depreciation and amortization	28,783	29,335	58,883	58,331
FFO	(44,604)	58,409	(49,196)	96,385
Non-cash lease expense and other amortization	1,708	1,784	3,458	3,499
Professional fees and pre-opening costs related to Frenchman's Reef (1)	122	3,700	(175)	5,067
Hotel manager transition costs (2)	334	171	561	468
Severance costs (3)	393	—	393	—
Fair value adjustments to interest rate swaps	1,000	1,075	12,312	1,647
Adjusted FFO	$(41,047)	$65,139	$(32,647)	$107,066
Adjusted FFO per diluted share	$(0.20)	$0.32	$(0.16)	$0.53

(1)
Represents pre-opening costs related to the re-opening of Frenchman's Reef, as well as legal and professional fees and other costs incurred at Frenchman's Reef as a result of Hurricane Irma that are not covered by insurance.

(2)
Three months ended June 30, 2020 consists of manager transition costs of $0.3 million related to the Westin Boston Waterfront Hotel. Six months ended June 30, 2020 consists of manager transition costs of $1.1 million related to the L'Auberge de Sedona, Orchards Inn Sedona and the Westin Boston Waterfront Hotel and a downward adjustment of $0.6 million to the termination fees for the Sheraton Suites Key West franchise agreement. Three months ended June 30, 2019 consist of $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Six months ended June 30, 2019 consists of $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem and $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center.

(3)
Three and six months ended June 30, 2020 consists of severance costs incurred with the elimination of positions at our hotels, which are classified within other hotel expenses on the consolidated statement of operations.

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which excludes the results for Frenchman's Reef due to the closure of the hotel (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$20,379	$257,918	$190,374	$460,293
Hotel revenues from Frenchman's Reef	—	—	—	—
Comparable Revenues	$20,379	$257,918	$190,374	$460,293

Hotel Adjusted EBITDA	$(30,357)	$88,351	$(12,538)	$144,280
Hotel Adjusted EBITDA from Frenchman's Reef	(6)	2	—	(8,800)
Comparable Hotel Adjusted EBITDA	$(30,363)	$88,353	$(12,538)	$135,480

Hotel Adjusted EBITDA Margin	(148.96)%	34.26%	(6.59)%	31.35%
Comparable Hotel Adjusted EBITDA Margin	(148.99)%	34.26%	(6.59)%	29.43%

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information excludes Frenchman's Reef for all periods.

	Quarter 1, 2019	Quarter 2, 2019	Quarter 3, 2019	Quarter 4, 2019	Full Year 2019
ADR	$216.38	$250.23	$238.50	$247.02	$238.63
Occupancy	73.2%	83.1%	82.7%	77.4%	79.1%
RevPAR	$158.30	$208.02	$197.14	$191.08	$188.75
Revenues (in thousands)	$202,375	$257,918	$240,279	$237,519	$938,091
Hotel Adjusted EBITDA (in thousands)	$47,127	$88,353	$73,750	$69,415	$278,645
% of full Year	16.91%	31.71%	26.47%	24.91%	100.0%
Hotel Adjusted EBITDA Margin	23.29%	34.26%	30.69%	29.23%	29.70%
Available Rooms	863,264	873,145	883,200	883,200	3,502,809

Market Capitalization as of June 30, 2020
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2020 closing price of $5.53/share)	$1,114,580
Consolidated debt (face amount)	1,156,954
Cash and cash equivalents	(87,837)
Total enterprise value	$2,183,697
Share Reconciliation

Common shares outstanding	199,516
Unvested restricted stock held by management and employees	573
Share grants under deferred compensation plan	1,462
Combined shares outstanding	201,551

Debt Summary as of June 30, 2020
(dollars in thousands)
Loan	Interest Rate as of June 30, 2020	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	LIBOR + 3.25 (1)	Variable	$48,000	January 2022 (2)
Westin Washington D.C. City Center	3.99%	Fixed	59,427	January 2023
The Lodge at Sonoma Renaissance Resort & Spa	3.96%	Fixed	26,675	April 2023
Westin San Diego	3.94%	Fixed	61,064	April 2023
Courtyard New York Manhattan / Midtown East	4.40%	Fixed	80,330	August 2024
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	80,067	May 2025
JW Marriott Denver Cherry Creek	4.33%	Fixed	60,659	July 2025
Westin Boston Waterfront	4.36%	Fixed	188,804	November 2025
New Market Tax Credit loan (3)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs			(2,935)
Total mortgage and other debt, net of unamortized debt issuance costs			605,034

Unsecured term loan	LIBOR + 2.35% (4)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 2.35% (5)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,733)
Unsecured term loans, net of unamortized debt issuance costs			398,267

Senior unsecured credit facility	LIBOR + 2.40% (6)	Variable	148,985	July 2023 (7)

Total debt, net of unamortized debt issuance costs			$1,152,286
Weighted-average interest rate of fixed rate debt	4.23%
Total weighted-average interest rate	3.80%

(1)	LIBOR is subject to a floor of 1.0%.

(2)	The loan may be extended for an additional year upon satisfaction of certain conditions.

(3)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(4)
The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024. Effective June 9, 2020, LIBOR is subject to a floor of 0.25%.

(5)	The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.

(6)	Effective June 9, 2020, LIBOR is subject to a floor of 0.25%.

(7)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

	Operating Statistics – April
	Number of Rooms	ADR			Occupancy			RevPAR
		April 2020	April 2019	B/(W) 2019	April 2020	April 2019	B/(W) 2019	April 2020	April 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$154.89	$162.01	(4.4)%	1.0%	78.8%	(77.8)%	$1.57	$127.65	(98.8)%
Bethesda Marriott Suites	272	$158.67	$186.41	(14.9)%	2.2%	80.7%	(78.5)%	$3.46	$150.45	(97.7)%
Courtyard New York Manhattan/Midtown East	321	$120.21	$272.33	(55.9)%	46.9%	96.2%	(49.3)%	$56.43	$262.01	(78.5)%
Kimpton Shorebreak Hotel Huntington Beach	157	$94.71	$254.27	(62.8)%	65.6%	73.8%	(8.2)%	$62.11	$187.71	(66.9)%
L'Auberge de Sedona Resort & Spa	88	$470.88	$797.91	(41.0)%	9.1%	87.2%	(78.1)%	$42.99	$695.45	(93.8)%
Salt Lake City Marriott Downtown	510	$156.77	$163.98	(4.4)%	1.4%	67.0%	(65.6)%	$2.18	$109.94	(98.0)%
Westin Fort Lauderdale Beach Resort	433	$131.73	$252.92	(47.9)%	5.3%	89.7%	(84.4)%	$6.92	$226.76	(96.9)%
Westin San Diego	436	$172.62	$202.87	(14.9)%	40.3%	78.2%	(37.9)%	$69.49	$158.70	(56.2)%
Westin Washington D.C. City Center	410	$177.89	$245.73	(27.6)%	1.1%	91.0%	(89.9)%	$1.94	$223.73	(99.1)%
Worthington Renaissance Fort Worth Hotel	504	$107.66	$196.01	(45.1)%	6.9%	81.3%	(74.4)%	$7.45	$159.40	(95.3)%
Total Open for Entire Period - 10 Hotels	3,449	$139.74	$230.66	(39.4)%	14.9%	81.9%	(67.0)%	$20.89	$188.99	(88.9)%

Total Closed for Entire Period - 20 Hotels	6,151	$—	$251.77	(100.0)%	—%	82.2%	(82.2)%	$—	$206.88	(100.0)%

Portfolio Total (1)	9,600	$122.82	$244.20	(49.7)%	5.4%	82.1%	(76.7)%	$6.67	$200.45	(96.7)%

(1) Amounts exclude the operating results of Frenchman's Reef for all periods presented.

	Operating Statistics – May
	Number of Rooms	ADR			Occupancy			RevPAR
		May 2020	May 2019	B/(W) 2019	May 2020	May 2019	B/(W) 2019	May 2020	May 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$136.10	$157.94	(13.8)%	1.9%	74.3%	(72.4)%	$2.62	$117.31	(97.8)%
Bethesda Marriott Suites	272	$160.17	$191.12	(16.2)%	2.3%	83.7%	(81.4)%	$3.61	$160.02	(97.7)%
Courtyard New York Manhattan/Midtown East	321	$145.36	$270.70	(46.3)%	93.6%	97.6%	(4.0)%	$136.10	$264.25	(48.5)%
Kimpton Shorebreak Huntington Beach Resort	157	$261.12	$259.80	0.5%	32.2%	77.2%	(45.0)%	$84.02	$200.65	(58.1)%
L'Auberge de Sedona Resort & Spa	88	$660.62	$656.42	0.6%	30.7%	89.7%	(59.0)%	$202.93	$588.56	(65.5)%
Salt Lake City Marriott Downtown	510	$118.25	$161.04	(26.6)%	4.0%	71.2%	(67.2)%	$4.71	$114.71	(95.9)%
Westin Fort Lauderdale Beach Resort	433	$150.42	$176.07	(14.6)%	14.4%	80.6%	(66.2)%	$21.73	$141.97	(84.7)%
Westin San Diego	436	$169.01	$195.65	(13.6)%	29.2%	77.9%	(48.7)%	$49.32	$152.35	(67.6)%
Westin Washington D.C. City Center	410	$134.90	$250.12	(46.1)%	1.3%	91.2%	(89.9)%	$1.75	$228.01	(99.2)%
Worthington Renaissance Fort Worth Hotel	504	$137.15	$198.00	(30.7)%	9.1%	72.2%	(63.1)%	$12.44	$142.95	(91.3)%
Total Open for Entire Period - 10 Hotels	3,449	$179.36	$217.16	(17.4)%	18.9%	80.2%	(61.3)%	$33.88	$174.22	(80.6)%

Total Partially Open During Period - 2 Hotels	236	$191.44	$305.11	(37.3)%	10.1%	87.9%	(77.8)%	$19.26	$268.12	(92.8)%

Total Closed for Entire Period - 18 Hotels	5,915	$—	$274.12	(100.0)%	—%	81.5%	(81.5)%	$—	$223.38	(100.0)%

Portfolio Total (1)	9,600	$182.39	$254.71	(28.4)%	7.1%	81.2%	(74.1)%	$12.93	$206.81	(93.7)%

(1) Amounts exclude the operating results of Frenchman's Reef for all periods presented.

	Operating Statistics – June
	Number of Rooms	ADR			Occupancy			RevPAR
		June 2020	June 2019	B/(W) 2019	June 2020	June 2019	B/(W) 2019	June 2020	June 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$116.69	$161.39	(27.7)%	17.5%	71.3%	(53.8)%	$20.40	$115.02	(82.3)%
Barbary Beach House Key West	184	$219.64	$207.73	5.7%	28.8%	87.0%	(58.2)%	$63.23	$180.83	(65.0)%
Bethesda Marriott Suites	272	$125.72	$187.51	(33.0)%	8.7%	85.5%	(76.8)%	$10.89	$160.35	(93.2)%
Courtyard Denver Downtown	177	$105.50	$230.10	(54.2)%	17.0%	88.0%	(71.0)%	$17.96	$202.50	(91.1)%
Courtyard New York Manhattan/Midtown East	321	$149.07	$279.81	(46.7)%	86.2%	98.0%	(11.8)%	$128.49	$274.11	(53.1)%
Havana Cabana Key West	106	$196.11	$172.44	13.7%	49.7%	90.0%	(40.3)%	$97.56	$155.14	(37.1)%
JW Marriott Denver Cherry Creek	199	$206.16	$279.70	(26.3)%	20.5%	87.5%	(67.0)%	$42.30	$244.71	(82.7)%
Kimpton Shorebreak Huntington Beach Resort	157	$265.80	$261.61	1.6%	51.5%	85.6%	(34.1)%	$137.02	$223.95	(38.8)%
L'Auberge de Sedona Resort & Spa	88	$580.46	$534.13	8.7%	70.3%	74.3%	(4.0)%	$408.08	$396.95	2.8%
Orchards Inn Sedona	70	$185.07	$202.82	(8.8)%	48.0%	83.0%	(35.0)%	$88.75	$168.34	(47.3)%
Renaissance Charleston Historic District	166	$186.05	$261.51	(28.9)%	34.6%	88.7%	(54.1)%	$64.43	$231.90	(72.2)%
Salt Lake City Marriott Downtown	510	$129.15	$175.24	(26.3)%	8.5%	80.2%	(71.7)%	$10.93	$140.52	(92.2)%
Westin Fort Lauderdale Beach Resort	433	$139.18	$156.75	(11.2)%	35.7%	71.9%	(36.2)%	$49.63	$112.73	(56.0)%
Westin San Diego	436	$160.35	$201.25	(20.3)%	14.1%	91.5%	(77.4)%	$22.66	$184.12	(87.7)%
Westin Washington D.C. City Center	410	$142.02	$222.97	(36.3)%	3.0%	95.1%	(92.1)%	$4.19	$212.09	(98.0)%
Worthington Renaissance Fort Worth Hotel	504	$166.92	$182.41	(8.5)%	18.1%	79.2%	(61.1)%	$30.16	$144.48	(79.1)%
Total Open for Entire Period - 16 Hotels	4,351	$188.23	$213.29	(11.7)%	25.9%	84.4%	(58.5)%	$48.83	$180.04	(72.9)%

Total Partially Open During Period - 6 Hotels	1,217	$246.53	$255.25	(3.4)%	10.7%	77.9%	(67.2)%	$26.48	$198.87	(86.7)%

Total Closed for Entire Period - 8 Hotels	4,032	$—	$289.22	(100.0)%	—%	90.6%	(90.6)%	$—	$261.94	(100.0)%

Portfolio Total (1)	9,600	$193.92	$251.62	(22.9)%	13.1%	86.2%	(73.1)%	$25.44	$216.83	(88.3)%

(1) Amounts exclude the operating results of Frenchman's Reef for all periods presented.

	Operating Statistics – Second Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		2Q 2020	2Q 2019	B/(W) 2019	2Q 2020	2Q 2019	B/(W) 2019	2Q 2020	2Q 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$120.47	$160.44	(24.9)%	6.8%	74.8%	(68.0)%	$8.14	$119.97	(93.2)%
Bethesda Marriott Suites	272	$137.27	$188.39	(27.1)%	4.3%	83.3%	(79.0)%	$5.96	$156.97	(96.2)%
Courtyard New York Manhattan/Midtown East	321	$141.61	$274.26	(48.4)%	75.8%	97.3%	(21.5)%	$107.33	$266.76	(59.8)%
Kimpton Shorebreak Huntington Beach Resort	157	$190.15	$258.74	(26.5)%	49.6%	78.9%	(29.3)%	$94.27	$204.07	(53.8)%
L'Auberge de Sedona Resort & Spa	88	$594.35	$669.18	(11.2)%	36.7%	83.8%	(47.1)%	$217.83	$560.63	(61.1)%
Salt Lake City Marriott Downtown	510	$128.69	$167.09	(23.0)%	4.6%	72.8%	(68.2)%	$5.93	$121.65	(95.1)%
Westin Fort Lauderdale Beach Resort	433	$141.48	$198.53	(28.7)%	18.4%	80.7%	(62.3)%	$26.04	$160.28	(83.8)%
Westin San Diego	436	$169.28	$199.95	(15.3)%	27.9%	82.5%	(54.6)%	$47.18	$164.92	(71.4)%
Westin Washington D.C. City Center	410	$147.51	$239.48	(38.4)%	1.8%	92.4%	(90.6)%	$2.62	$221.35	(98.8)%
Worthington Renaissance Fort Worth Hotel	504	$146.86	$192.06	(23.5)%	11.3%	77.5%	(66.2)%	$16.64	$148.88	(88.8)%
Total Open for Entire Period - 10 Hotels	3,449	$173.08	$218.45	(20.8)%	19.6%	81.9%	(62.3)%	$33.91	$178.89	(81.0)%

Total Partially Open During Period - 13 Hotels	3,319	$184.86	$251.67	(26.5)%	4.3%	79.2%	(74.9)%	$7.98	$199.39	(96.0)%

Total Closed for Entire Period - 7 Hotels	2,832	$—	$284.26	(100.0)%	—%	89.2%	(89.2)%	$—	$253.59	(100.0)%

Portfolio Total (1)	9,600	$175.74	$250.23	(29.8)%	8.5%	83.1%	(74.6)%	$14.99	$208.02	(92.8)%

(1) Amounts exclude the operating results of Frenchman's Reef for all periods presented.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2020	YTD 2019	B/(W) 2019	YTD 2020	YTD 2019	B/(W) 2019	YTD 2020	YTD 2019	B/(W) 2019

Atlanta Marriott Alpharetta	318	$167.54	$168.59	(0.6)%	29.1%	72.6%	(43.5)%	$48.74	$122.44	(60.2)%
Bethesda Marriott Suites	272	$168.34	$181.32	(7.2)%	25.9%	74.4%	(48.5)%	$43.57	$134.84	(67.7)%
Courtyard New York Manhattan/Midtown East	321	$154.60	$233.54	(33.8)%	76.2%	94.7%	(18.5)%	$117.86	$221.06	(46.7)%
Kimpton Shorebreak Huntington Beach Resort	157	$211.59	$248.09	(14.7)%	55.2%	77.1%	(21.9)%	$116.73	$191.22	(39.0)%
L'Auberge de Sedona Resort & Spa	88	$568.53	$623.67	(8.8)%	50.3%	82.1%	(31.8)%	$286.00	$512.04	(44.1)%
Salt Lake City Marriott Downtown	510	$167.49	$170.00	(1.5)%	28.0%	66.0%	(38.0)%	$46.81	$112.24	(58.3)%
Westin Fort Lauderdale Beach Resort	433	$251.18	$228.58	9.9%	49.5%	88.1%	(38.6)%	$124.30	$201.29	(38.2)%
Westin San Diego	436	$182.76	$195.09	(6.3)%	47.3%	80.0%	(32.7)%	$86.53	$156.11	(44.6)%
Westin Washington D.C. City Center	410	$191.70	$222.10	(13.7)%	31.0%	85.0%	(54.0)%	$59.48	$188.80	(68.5)%
Worthington Renaissance Fort Worth Hotel	504	$187.14	$190.08	(1.5)%	34.4%	78.5%	(44.1)%	$64.47	$149.15	(56.8)%
Total Open for Entire Period - 10 Hotels	3,449	$200.33	$214.03	(6.4)%	40.7%	79.5%	(38.8)%	$81.47	$170.11	(52.1)%

Total Partially Open During Period - 20 Hotels	6,151	$219.62	$246.27	(10.8)%	30.0%	77.4%	(47.4)%	$65.88	$190.71	(65.5)%

Portfolio Total (1)	9,600	$211.29	$234.48	(9.9)%	33.8%	78.2%	(44.4)%	$71.48	$183.30	(61.0)%

(1) Amounts exclude the operating results of Frenchman's Reef for all periods presented.

Hotel Adjusted EBITDA Reconciliation
		Second Quarter 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	91	$279	$(969)	$360	$—	$—	$(609)
Barbary Beach House Key West	30	$523	$(1,416)	$680	$—	$—	$(736)
Bethesda Marriott Suites	91	$243	$(2,958)	$677	$—	$1,506	$(775)
Cavallo Point, The Lodge at the Golden Gate	7	$141	$(2,940)	$1,837	$—	$94	$(1,009)
Chicago Marriott Downtown Magnificent Mile	9	$242	$(9,622)	$4,179	$55	$(397)	$(5,785)
Courtyard Denver Downtown	30	$196	$(713)	$376	$—	$—	$(337)
Courtyard New York Manhattan/Fifth Avenue	—	$46	$(2,036)	$329	$—	$253	$(1,454)
Courtyard New York Manhattan/Midtown East	91	$3,138	$(1,175)	$569	$972	$—	$366
Frenchman's Reef	—	$—	$6	$—	$—	$—	$6
Havana Cabana Key West	30	$447	$(586)	$272	$—	$—	$(314)
Hilton Boston Downtown/Faneuil Hall	—	$254	$(2,339)	$1,220	$—	$—	$(1,119)
Hilton Burlington	—	$—	$(1,162)	$500	$—	$—	$(662)
Hilton Garden Inn New York/Times Square Central	—	$41	$(2,312)	$843	$—	$—	$(1,469)
Hotel Emblem San Francisco	5	$7	$(797)	$289	$—	$—	$(508)
Hotel Palomar Phoenix	10	$427	$(1,622)	$672	$39	$286	$(625)
JW Marriott Denver Cherry Creek	30	$256	$(2,252)	$535	$675	$6	$(1,036)
Kimpton Shorebreak Huntington Beach Resort	91	$1,824	$(137)	$408	$—	$—	$271
L'Auberge de Sedona Resort & Spa	91	$2,544	$92	$622	$—	$—	$714
Orchards Inn Sedona	47	$357	$(181)	$80	$—	$42	$(59)
Renaissance Charleston Historic District	53	$798	$(452)	$419	$—	$(32)	$(65)
Salt Lake City Marriott Downtown	91	$903	$(1,690)	$552	$582	$—	$(556)
The Gwen Chicago	21	$318	$(2,411)	$1,110	$—	$—	$(1,301)
The Landing Resort & Spa	26	$733	$(413)	$425	$—	$—	$12
The Lexington New York City	—	$56	$(6,664)	$3,043	$7	$8	$(3,606)
The Lodge at Sonoma Renaissance Resort & Spa	—	$50	$(1,636)	$444	$273	$—	$(919)
Vail Marriott Mountain Resort & Spa	19	$81	$(2,829)	$1,121	$—	$—	$(1,708)
Westin Boston Waterfront	—	$543	$(7,553)	$2,559	$2,128	$(60)	$(2,926)
Westin Fort Lauderdale Beach Resort	91	$2,286	$(2,321)	$1,093	$—	$—	$(1,228)
Westin San Diego	91	$2,484	$(1,551)	$1,124	$618	$—	$191
Westin Washington D.C. City Center	91	$174	$(3,456)	$1,324	$640	$—	$(1,492)
Worthington Renaissance Fort Worth Hotel	91	$988	$(3,507)	$1,121	$765	$2	$(1,619)
Total		$20,379	$(67,602)	$28,783	$6,754	$1,708	$(30,357)
Less: Frenchman's Reef		$—	$(6)	$—	$—	$—	$(6)
Comparable Total		$20,379	$(67,608)	$28,783	$6,754	$1,708	$(30,363)

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,862	$1,188	$459	$—	$—	$1,647
Barbary Beach House Key West	$4,446	$1,217	$344	$—	$—	$1,561
Bethesda Marriott Suites	$5,234	$18	$474	$—	$1,517	$2,009
Cavallo Point, The Lodge at the Golden Gate	$10,721	$1,268	$1,789	$—	$110	$3,167
Chicago Marriott Downtown Magnificent Mile	$34,590	$9,306	$4,166	$47	$(397)	$13,122
Courtyard Denver Downtown	$3,291	$1,466	$287	$—	$—	$1,753
Courtyard New York Manhattan/Fifth Avenue	$4,341	$283	$440	$—	$253	$976
Courtyard New York Manhattan/Midtown East	$8,048	$981	$688	$964	$—	$2,633
Frenchman's Reef	$—	$(2)	$—	$—	$—	$(2)
Havana Cabana Key West	$2,438	$746	$235	$—	$—	$981
Hilton Boston Downtown/Faneuil Hall	$13,161	$4,939	$1,233	$—	$—	$6,172
Hilton Burlington	$4,993	$1,422	$515	$—	$—	$1,937
Hilton Garden Inn New York/Times Square Central	$7,090	$1,457	$826	$—	$—	$2,283
Hotel Emblem San Francisco	$1,995	$180	$297	$—	$—	$477
Hotel Palomar Phoenix	$6,070	$668	$663	$38	$294	$1,663
JW Marriott Denver Cherry Creek	$5,797	$265	$688	$687	$6	$1,646
Kimpton Shorebreak Huntington Beach Resort	$4,483	$1,192	$349	$—	$40	$1,581
L'Auberge de Sedona Resort & Spa	$7,668	$2,101	$508	$—	$—	$2,609
Orchards Inn Sedona	$2,414	$622	$237	$—	$42	$901
Renaissance Charleston Historic District	$4,685	$1,906	$418	$—	$(32)	$2,292
Salt Lake City Marriott Downtown	$7,863	$1,695	$574	$606	$—	$2,875
The Gwen Chicago	$9,881	$2,332	$1,149	$—	$—	$3,481
The Landing Resort & Spa	$1,804	$(332)	$385	$—	$—	$53
The Lexington New York City	$18,275	$1,324	$3,557	$8	$8	$4,897
The Lodge at Sonoma Renaissance Resort & Spa	$6,946	$1,501	$529	$280	$—	$2,310
Vail Marriott Mountain Resort & Spa	$4,485	$(1,622)	$1,035	$—	$—	$(587)
Westin Boston Waterfront	$29,239	$5,918	$2,436	$2,169	$(60)	$10,463
Westin Fort Lauderdale Beach Resort	$12,614	$2,220	$1,633	$—	$—	$3,853
Westin San Diego	$9,033	$1,629	$1,136	$634	$—	$3,399
Westin Washington D.C. City Center	$10,316	$2,030	$1,317	$662	$—	$4,009
Worthington Renaissance Fort Worth Hotel	$11,135	$2,548	$968	$780	$2	$4,298
Total	$257,918	$50,466	$29,335	$6,875	$1,783	$88,351
Less: Frenchman's Reef	$—	$2	$—	$—	$—	$2
Comparable Total	$257,918	$50,468	$29,335	$6,875	$1,783	$88,353

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
		Year to Date 2020
				Plus:	Plus:	Plus:	Equals:
	Days of Operation	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	182	$4,258	$(225)	$734	$—	$—	$509
Barbary Beach House Key West	112	$5,923	$(84)	$1,357	$—	$—	$1,273
Bethesda Marriott Suites	182	$2,979	$(5,055)	$1,206	$—	$3,020	$(829)
Cavallo Point, The Lodge at the Golden Gate	83	$7,857	$(4,007)	$3,706	$—	$187	$(114)
Chicago Marriott Downtown Magnificent Mile	100	$13,844	$(17,186)	$8,404	$108	$(795)	$(9,469)
Courtyard Denver Downtown	109	$1,665	$(715)	$719	$—	$—	$4
Courtyard New York Manhattan/Fifth Avenue	86	$2,324	$(3,530)	$780	$—	$507	$(2,243)
Courtyard New York Manhattan/Midtown East	182	$7,118	$(3,930)	$1,291	$1,923	$—	$(716)
Frenchman's Reef	—	$—	$—	$—	$—	$—	$—
Havana Cabana Key West	112	$3,164	$291	$525	$—	$—	$816
Hilton Boston Downtown/Faneuil Hall	82	$5,519	$(3,383)	$2,447	$—	$—	$(936)
Hilton Burlington	90	$1,697	$(1,986)	$1,005	$—	$—	$(981)
Hilton Garden Inn New York/Times Square Central	88	$3,221	$(4,239)	$1,690	$—	$—	$(2,549)
Hotel Emblem San Francisco	87	$1,842	$(792)	$576	$—	$—	$(216)
Hotel Palomar Phoenix	100	$6,844	$(221)	$1,345	$77	$579	$1,780
JW Marriott Denver Cherry Creek	111	$3,661	$(3,545)	$1,342	$1,353	$12	$(838)
Kimpton Shorebreak Huntington Beach Resort	182	$5,035	$(44)	$819	$—	$27	$802
L'Auberge de Sedona Resort & Spa	182	$7,182	$(513)	$1,360	$—	$—	$847
Orchards Inn Sedona	137	$1,609	$(371)	$297	$—	$84	$10
Renaissance Charleston Historic District	144	$3,692	$(237)	$846	$—	$(63)	$546
Salt Lake City Marriott Downtown	182	$7,628	$(698)	$1,111	$1,174	$—	$1,587
The Gwen Chicago	111	$5,005	$(3,960)	$2,223	$—	$—	$(1,737)
The Landing Resort & Spa	108	$2,447	$(828)	$835	$—	$—	$7
The Lexington New York City	88	$8,703	$(13,995)	$6,664	$12	$16	$(7,303)
The Lodge at Sonoma Renaissance Resort & Spa	80	$3,604	$(2,738)	$897	$548	$—	$(1,293)
Vail Marriott Mountain Resort & Spa	98	$12,561	$1,073	$2,231	$—	$—	$3,304
Westin Boston Waterfront	84	$16,674	$(11,334)	$5,168	$4,266	$(120)	$(2,020)
Westin Fort Lauderdale Beach Resort	182	$19,073	$3,625	$2,145	$—	$—	$5,770
Westin San Diego	182	$10,084	$(940)	$2,261	$1,240	$—	$2,561
Westin Washington D.C. City Center	182	$5,536	$(5,029)	$2,642	$1,285	$—	$(1,102)
Worthington Renaissance Fort Worth Hotel	182	$9,625	$(3,804)	$2,257	$1,533	$4	$(10)
Total		$190,374	$(88,400)	$58,883	$13,519	$3,458	$(12,538)
Less: Frenchman's Reef		$—	$—	$—	$—	$—	$—
Comparable Total		$190,374	$(88,400)	$58,883	$13,519	$3,458	$(12,538)

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Marriott Alpharetta	$10,172	$2,768	$934	$—	$—	$3,702
Barbary Beach House Key West	$10,240	$3,612	$682	$—	$—	$4,294
Bethesda Marriott Suites	$9,171	$(954)	$951	$—	$3,042	$3,039
Cavallo Point, The Lodge at the Golden Gate	$19,967	$1,047	$3,729	$—	$142	$4,918
Chicago Marriott Downtown Magnificent Mile	$50,721	$5,239	$8,295	$118	$(795)	$12,857
Courtyard Denver Downtown	$5,537	$2,014	$584	$—	$—	$2,598
Courtyard New York Manhattan/Fifth Avenue	$7,226	$(622)	$881	$—	$507	$766
Courtyard New York Manhattan/Midtown East	$13,303	$(640)	$1,379	$1,922	$—	$2,661
Frenchman's Reef	$—	$8,800	$—	$—	$—	$8,800
Havana Cabana Key West	$5,354	$1,949	$480	$—	$—	$2,429
Hilton Boston Downtown/Faneuil Hall	$19,833	$4,853	$2,477	$—	$—	$7,330
Hilton Burlington	$7,910	$1,466	$1,015	$—	$—	$2,481
Hilton Garden Inn New York/Times Square Central	$11,714	$787	$1,671	$—	$—	$2,458
Hotel Emblem San Francisco	$3,344	$(77)	$572	$—	$—	$495
Hotel Palomar Phoenix	$13,683	$2,743	$1,329	$76	$590	$4,738
JW Marriott Denver Cherry Creek	$8,474	$(1,213)	$1,229	$1,370	$12	$1,398
Kimpton Shorebreak Huntington Beach Resort	$8,424	$1,778	$698	$—	$81	$2,557
L'Auberge de Sedona Resort & Spa	$13,622	$2,960	$1,017	$—	$—	$3,977
Orchards Inn Sedona	$4,292	$896	$475	$—	$84	$1,455
Renaissance Charleston Historic District	$8,168	$2,796	$821	$—	$(63)	$3,554
Salt Lake City Marriott Downtown	$14,737	$2,752	$1,104	$1,210	$—	$5,066
The Gwen Chicago	$14,937	$773	$2,208	$—	$—	$2,981
The Landing Resort & Spa	$3,558	$(792)	$761	$—	$—	$(31)
The Lexington New York City	$29,534	$(3,098)	$7,085	$12	$16	$4,015
The Lodge at Sonoma Renaissance Resort & Spa	$11,475	$1,165	$1,064	$558	$—	$2,787
Vail Marriott Mountain Resort & Spa	$19,880	$4,923	$2,025	$—	$—	$6,948
Westin Boston Waterfront	$46,982	$3,873	$4,849	$4,324	$(120)	$12,926
Westin Fort Lauderdale Beach Resort	$30,115	$8,172	$3,178	$—	$—	$11,350
Westin San Diego	$17,679	$3,330	$2,262	$1,264	$—	$6,856
Westin Washington D.C. City Center	$17,410	$1,795	$2,639	$1,322	$—	$5,756
Worthington Renaissance Fort Worth Hotel	$22,831	$5,729	$1,937	$1,555	$4	$9,225
Total	$460,293	$68,824	$58,331	$13,731	$3,500	$144,280
Less: Frenchman's Reef	$—	$(8,800)	$—	$—	$—	$(8,800)
Comparable Total	$460,293	$60,024	$58,331	$13,731	$3,500	$135,480

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.